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                                                                  EXHIBIT 99(C)

                          ALUMINUM COMPANY OF AMERICA

                           OFFER FOR ALL OUTSTANDING
                                % BONDS DUE 20
                                IN EXCHANGE FOR
                            % SERIES B BONDS DUE 20
                                IN EXCHANGE FOR
                           % SERIES B BONDS DUE 20  ,
                       WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                  AS AMENDED

To: BROKERS, DEALERS, COMMERCIAL BANKS,
  TRUST COMPANIES AND OTHER NOMINEES:

  Aluminum Company of America (the "Issuer") is offering, upon and subject to
the terms and conditions set forth in the prospectus dated     , 1998 (the
"Prospectus"), and the enclosed letter of transmittal (the "Letter of
Transmittal"), to exchange (the "Exchange Offer") their   % Series B Bonds due
20  , which have been registered under the Securities Act of 1933, as amended,
for their outstanding   % Bonds due 20   (the "Old   % Bonds"). The Exchange
Offer is being made in order to satisfy certain obligations of the Issuer
contained in the registration rights agreement in respect of the Old   %
Bonds, dated June 16, 1998, by and among the Issuer and the initial purchasers referred to therein.

  We are requesting that you contact your clients for whom you hold Old   %
Bonds regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old % Bonds registered in your name or in the name of your nominee, or who hold Old % Bonds registered in their own names, we are enclosing the following documents:

    1. Prospectus dated     , 1998;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange
  Offer if certificates for Old   % Bonds are not immediately available or
  time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account
  you hold Old   % Bonds registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to PNC Bank, National Association, the Exchange Agent for the Exchange Offer.

  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON         , 1998, UNLESS EXTENDED BY THE ISSUER
(THE "EXPIRATION DATE"). OLD   % BONDS TENDERED PURSUANT TO THE EXCHANGE OFFER
MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

  To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing
the Old   % Bonds, or a
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timely Book-Entry confirmation of such Old   % Bonds into the Exchange Agent's
account at the Book-Entry Transfer Facility, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

  If a registered holder of Old   % Bonds desires to tender, but such Old   %
Bonds are not immediately available, or time will not permit such holder's Old
  % Bonds or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer-- Guaranteed Delivery Procedures."

  The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the
beneficial owners of Old   % Bonds held by them as nominee or in a fiduciary
capacity. The holders will be obligated to pay or cause to be paid all stock
transfer taxes applicable to the exchange of Old   % Bonds pursuant to the
Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to PNC Bank, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          ALUMINUM COMPANY OF AMERICA

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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